Exhibit 5.2

NEW YORK
601 Lexington Avenue
31st Floor
New York, NY 10022
T+1 212 277 4000
F+1 212 277 4001
W www.freshfields.com
bleuacacia ltd
500 Fifth Avenue
New York, NY 10222
RE:	bleuacacia ltd
Registration Statement on Form S-1
October 28, 2021

Ladies and Gentlemen:

We have acted as United States counsel to bleuacacia ltd, a Cayman Islands exempted company (the Company), in connection with the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the Commission) on June 21, 2021 (as it may be amended and supplemented after the initial filing date, the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the Securities Act), of (a) up to 23,000,000 units of the Company (the Units) (including up to 3,000,000 Units subject to an over-allotment option), each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a Class A Ordinary Share), one right (each, a Right) to receive one-sixteenth (1/16) of one Class A Ordinary Share and one-half of one redeemable warrant of the Company (each whole warrant, a Public Warrant), each Public Warrant exercisable for the purchase of one Class A Ordinary Share, and (b) all Class A Ordinary Shares, all Rights and all Public Warrants to be issued as part of the Units. The Units and the Class A Ordinary Shares, Rights and Public Warrants, in each case, included as part of the Units, are collectively referred to herein as the Securities.

The opinions expressed herein are confined to the law of the State of New York, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined the following documents and agreements:

(a) the form of Underwriting Agreement (the Underwriting Agreement) proposed to be entered into by and between the Company and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the Underwriters), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(b) the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement (the Unit Certificate);

(c) the form of Public Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(d) the form of Public Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation (CST), as warrant agent (the Public Warrant Agreement), filed as Exhibit 4.5 to the Registration Statement;

(e) the form of Rights certificate, filed as Exhibit 4.4 to the Registration Statement;

(f) the form of Rights Agreement proposed to be entered into by and between the Company and CST, as rights agent (the Rights Agreement), filed as Exhibit 4.7 to the Registration Statement; and

(g) the Registration Statement.

As used herein, Transaction Documents means the Underwriting Agreement, the Unit Certificate, the Rights Agreement and the Public Warrant Agreement.

In addition, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed that the Registration Statement will be declared effective by order of the Commission and will remain effective at the time the Securities are issued.

In rendering the opinions set forth herein, we have assumed further that (a) the Company is validly existing and in good standing under the law of the jurisdiction in which it has been organized and has full power and authority to conduct its business, (b) the Company has duly authorized, executed and delivered the Transaction Documents, in accordance with its Amended and Restated Memorandum and Articles of Association and under the laws of the jurisdiction in which it was organized, (c) the execution, delivery and performance by the Company of the Transaction Documents does not violate the laws of the jurisdiction in which it was organized, (d) CST has the power, corporate or other, to enter into and perform all obligations under each of the Public Warrant Agreement and the Rights Agreement and the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of each of the Public Warrant Agreement and the Rights Agreement and that each of the Public Warrant Agreement and the Rights Agreement will constitute the valid and binding obligation of CST, enforceable against CST in accordance with its terms, and (e) the execution, delivery and performance by the Company of the Transaction Documents does not constitute a breach or violation of its Amended and Restated Memorandum and Articles of Association.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Rights included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3. When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Public Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Our opinions above are subject to (i) (a) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, (b) the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally and (c) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, and (ii) limitations on the right to indemnity and contribution under applicable law and public policy.

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In addition, we express no opinion as to (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum set forth in the Rights Agreement, the Public Warrant Agreement, the Rights and the Public Warrants or (d) any provisions relating to partial unenforceability contained in the Rights Agreement, the Public Warrant Agreement, the Rights or the Public Warrants or (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provided for in the Rights Agreement, the Public Warrant Agreement, the Rights and the Public Warrants or (b) any provisions of the Rights Agreement, the Public Warrant Agreement, the Rights and the Public Warrants that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Rights Agreement, the Public Warrant Agreement, the Rights and the Public Warrants or the transactions contemplated thereby.

The opinions expressed in this letter are solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP

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